Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-254516) and Registration Statements on Form S-8 (Nos. 333-250930, 333-237367, 333-231556, 333-227335, 333-221808, 333-165065, 333-165566, 333-169272, 333-171231, 333-172069, 333-178664, 333-188517, 333-192806, 333-201386 and 333-208634) of Anheuser-Busch InBev SA/NV of our report dated March 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Diegem, Belgium, March 18, 2022

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL

Represented by

/s/ Koen Hens

Koen Hens

Statutory Auditor

PwC Bedrijfsrevisoren BV - PwC Reviseurs d’Entreprises SRL - Financial Assurance Services

Maatschappelijke zetel/Siège social: Culliganlaan 5, B-1831 Diegem

T: +32 (0)2 710 4211, F: +32 (0)2 710 4299, www.pwc.com

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